                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

      The undersigned, acting in the capacity stated with their respective names below, hereby constitute and appoint HARRY M. RUBIN and LISA S. ROTHBLUM and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Annual Report on Form 10-K of Atari, Inc. for the fiscal year ended March 31, 2004, and any and all amendments thereto.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

SIGNATURE                                          TITLE                             DATE
---------                                          -----                             ----
        /s/ James Ackerly                         Director                       June 14, 2004
----------------------------------
         James Ackerly

       /s/ James Caparro                          Director                       June 10, 2004
----------------------------------
         James Caparro

      /s/ Thomas A. Heymann                       Director                       June 14, 2004
----------------------------------
       Thomas A. Heymann

      /s/ Ann E. Kronen                           Director                       June 11, 2004
----------------------------------
         Ann E. Kronen

    /s/ Thomas J. Mitchell                        Director                       June 14, 2004
----------------------------------
       Thomas J. Mitchell

        /s/ David Ward                            Director                       June 11, 2004
----------------------------------
           David Ward